As filed with the Securities and Exchange Commission on October 17, 1996
                                                     Registration No. 333-____




                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549
                                  ---------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ---------

Golden Books Family Entertainment, Inc.   Delaware          06-1104930
Golden Books Publishing Company, Inc.     Delaware          39-0975399
     Golden Books Financing Trust         Delaware          to be applied
(Exact name of registrant as specified    (State or other   for (I.R.S.
in its charter)                           jurisdiction and  Employer
                                          incorporation     Identification No.)
                                          organization)

             850 Third Avenue, New York, NY 10022; (212) 583-6700
  (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                               Philip E. Rowley
             Executive Vice President and Chief Financial Officer
                    Golden Books Family Entertainment, Inc.
          850 Third Avenue, New York, New York 10022; (212) 583-6700
   (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                  ---------
                                  Copies to:
                                  Andre Weiss
                           Schulte Roth & Zabel LLP
                               900 Third Avenue
                           New York, New York 10022
                                (212) 756-2000

                                  ---------
Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

                                   ---------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                       CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

                                                         Proposed           Proposed maximum           Amount of
Title of each class of securities to     Amount to be    maximum offering   aggregate offering         registration
        be registered                    registered      price per unit     price                      fee
------------------------------------     --------------- -----------------  -----------------------    ---------------
Convertible Trust Originated Preferred     2,300,000      $57.00(1)(2)       $131,100,000.00(1)(2)         $39,730.00
Securities (SM) Of Golden Books Financing
Trust

Convertible Debentures of Golden Books        (3)             (3)                     (3)                      --
Family Entertainment, Inc. and Golden
Books Publishing Company, Inc.

Common Stock of Golden Books               8,846,260(4)       (4)                     (4)                      (4)
Family Entertainment, Inc.

Preferred Securities Guarantee of Golden      (5)             (5)                     (5)                      (5)
Books Family Entertainment, Inc.

   Total                                   2,300,000       100%(1)(2)        $131,100,000.00(1)(2)         $39,730.00

--------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with rule 457(c) of the securities act.

(2)  Exclusive of accrued interest and distributions, if any.

(3) $115,000,000 In aggregate principal amount of 8-3/4% convertible Debentures due 2016 (the "Convertible Debentures") issued on a joint and several basis by Golden Books Family Entertainment, Inc., a Delaware Corporation (the "Company"), and Golden Books Publishing Company, Inc., a Delaware Corporation ("Golden Books Publishing"), were issued and sold to Golden Books Financing Trust, a Delaware statutory business trust (the "Trust"), in connection with the issuance by the Trust of $115,000,000 of its 8-3/4% Convertible Trust Originated Preferred Securities SM (the "Convertible TOPrS SM" or the "Preferred Securities"). The Convertible Debentures may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.

(4) The Preferred Securities are convertible into Convertible Debentures, which are convertible into shares of common stock, par value $.01 Per share, of the Company (the "Common Stock"). Each Preferred Security is initially convertible into 3.8462 Shares of Common Stock, subject to adjustment under certain circumstances. Shares of Common Stock issued upon conversion of the Preferred Securities will be issued without the payment of additional consideration.

(5) Includes the obligations of the Company and Golden Books Publishing under the Guarantee (as defined herein) and certain back-up undertakings under
     (i) the indenture (as defined herein) pursuant to which the Convertible Debentures were issued, (ii) the Convertible Debentures and (iii) the Amended and Restated Declaration of Trust of the Trust, including the Company's obligations under such Indenture to pay costs, expenses, debts and liabilities of the trust (other than with respect to the Preferred Securities and the Common Securities of the Trust), which in the aggregate provide a full and unconditional guarantee of amounts due on the Preferred Securities. No separate consideration will be received for the Guarantee and such back-up undertakings.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   PRELIMINARY PROSPECTUS -- SUBJECT TO COMPLETION -- DATED OCTOBER 17, 1996


PROSPECTUS

                        2,300,000 PREFERRED SECURITIES
                         GOLDEN BOOKS FINANCING TRUST
                 8-3/4% CONVERTIBLE TRUST ORIGINATED PREFERRED
                     SECURITIES SM (CONVERTIBLE TOPRS SM)
               (LIQUIDATION AMOUNT $50 PER PREFERRED SECURITY),
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,
                    GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                          --------------------------

     This Prospectus relates to the 8-3/4% Convertible Trust Originated Preferred Securities SM (the "Convertible TOPrS SM" or "Preferred Securities"), which represent preferred undivided beneficial ownership interests in the assets of Golden Books Financing Trust, a statutory business trust formed under the laws of the State of Delaware ("Golden Books Finance" or the "Trust"), and the shares of common stock, par value $.01 per share (the "Common Stock"), of Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company" or "Golden Books"), issuable upon conversion of the Preferred Securities. The Preferred Securities were issued and sold (the "Original Offering") on August 20, 1996 and September 9, 1996 (together, the "Original Offering Date") to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act, and to institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3), or (7) under the Securities Act). The Company owns all of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof to purchase an equivalent principal amount of 8-3/4% Convertible Debentures due 2016 (the "Convertible Debentures") issued on a joint and several basis by the Company and

Golden Books Publishing Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Golden Books Publishing"). Upon an event of default under the Declaration (as defined herein), the holders of the Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

     The Preferred Securities, the Convertible Debentures and the Common Stock issuable upon conversion of the Preferred Securities or the Convertible Debentures, as applicable (collectively, the "Offered Securities"), may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the registration of the Offered Securities. The Selling Holders and any agents, underwriters or dealers that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements. (continued on following page)

     "Convertible Trust Originated Preferred Securities" and "Convertible TOPrS" are service marks of Merrill Lynch & Co., Inc.

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 8.

                          --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

               The date of this Prospectus is _____ __, 1996.

(continued from front cover)

     Each Preferred Security is convertible at the option of the holder thereof into shares of Common Stock at an initial conversion rate of 3.8462 shares of Common Stock for each Preferred Security (equivalent to $13 per share of Common Stock), subject to adjustment in certain circumstances. The Common Stock is quoted on The Nasdaq National Market ("Nasdaq") under the symbol "GBFE." The Company intends to apply to have the Preferred Securities listed on Nasdaq.

     Holders of the Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of 8-3/4% of the liquidation amount of $50 per Preferred Security, accruing from the date of the original issuance and payable quarterly in arrears on each February 20, May 20, August 20 and November 20, commencing November 20, 1996. See "Description of the Preferred Securities--Distributions." The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as described below, are guaranteed by the Company (the "Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Indenture (as defined herein) pursuant to which the Convertible Debentures were issued, the Convertible Debentures and its obligations under the Declaration (as defined herein), including its obligations under the Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. The Company's obligations under the Guarantee rank (i) pari passu with all other unsecured obligations of the Company, except any obligations that are expressly subordinated to the Guarantee, and (ii) senior to (A) all preferred or preference stock issued from time to time by the Company, (B) any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (C) the Common Stock. See "Description of the Guarantee." The Convertible Debentures are joint and several senior unsecured obligations of each of the Company and Golden Books Publishing and rank pari passu with all other unsecured obligations, including trade credit, except for such obligations which are expressly subordinated to the Convertible Debentures.

     The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities correspond to the interest rate and interest payment dates and other payment dates for the Convertible Debentures, which are the sole assets of the Trust. If the Company and Golden Books Publishing fail to make principal or interest payments on the Convertible Debentures, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

     The Company and Golden Books Publishing have the right to defer payments of interest on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the maturity of the Convertible Debentures. If interest payments are so deferred, distributions on the Preferred Securities also will be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at a rate of 8-3/4% per annum compounded quarterly. During any Extension Period, holders of Preferred Securities will be required to include such deferred interest in their gross income for United States Federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. Moreover, if a holder of Preferred Securities converts its Preferred Securities into Common Stock during any Extension Period, the holder will not receive any cash related to the deferred distributions. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures (but distributions would continue to accumulate quarterly and accrue interest until the end of any such Extension Period). See "Risk Factors--Option to Extend Interest Payment Period; Tax Consequences," "Description of the Preferred Securities--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

     The Convertible Debentures are redeemable by the Company or Golden Books Publishing, in whole or in part, from time to time, on or after August 20, 1999 at the redemption prices set forth herein. The Convertible Debentures may also be redeemed in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company or Golden Books Publishing redeems Convertible Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at a redemption price corresponding to the redemption price of the Convertible Debentures plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Redemption." The Preferred Securities will be redeemed upon the maturity of the Convertible Debentures. In addition, the Trust will be dissolved, except in certain limited circumstances, upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters. In certain circumstances involving a Tax Event, the Company will have the right to redeem the Convertible Debentures. The Trust will also be dissolved upon the occurrence of an Investment Company Event (as defined herein). Upon dissolution of the Trust, the Convertible Debentures will be distributed to the holders of the securities of the Trust, on a pro rata basis, in lieu of any cash distribution. If the Convertible Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Convertible Debentures to be listed on Nasdaq or such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures."

     In the event of the liquidation, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, Convertible Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

                         AVAILABLE INFORMATION

     The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10049 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of all or part of such materials may also be obtained at prescribed rates from the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials can also be inspected at the offices of the National Association of Securities Dealers, Inc., at 33 Whitehall Street, 10th Floor, New York, New York 10004. Additionally, the Company files such reports, proxy statements and other information with the SEC pursuant to the SEC's EDGAR system. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC pursuant to the EDGAR system. The address of the SEC's web site is http://www.sec.gov. While any Preferred Securities, Convertible Debentures or Common Stock issuable upon conversion of the Convertible Debentures remain outstanding, the Company will make available, upon request, to any holder and any prospective purchaser thereof the information required by Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be mailed to Corporate Secretary, Golden Books Family Entertainment, Inc., 850 Third Avenue, New York, New York 10022. Telephone requests may be directed to the Corporate Secretary at 212-583-6700.

     The Company has filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes incorporated by reference as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements made in the Prospectus concerning the contents of any document referred to herein are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits thereto filed by the Company with the Commission may be inspected and copied at the locations described above.

     No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Trust are owned by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Debentures issued by the Company and Golden Books Publishing and (iii) the obligations of the Trust under the Securities Act are fully and unconditionally guaranteed by the Company to the extent that the Trust has funds available to meet such obligations. See "Description of the Convertible Debentures" and "Description of the Guarantee."

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which are filed under File No. 0-14399 by the Company with the Commission under the Exchange Act, are hereby incorporated herein by reference:

     (i) the Annual Report on Form 10-K, as amended by the Form 10-K/A, for the year ended February 3, 1996;

     (ii)   the Proxy Statement dated April 18, 1996;

     (iii) the Quarterly Report on Form 10-Q, as amended by the Form 10-Q/A, for the quarter ended May 4, 1996;

     (iv) the Quarterly Report on Form 10-Q for the quarter ended August 3, 1996; and

     (v) the Interim Reports on Form 8-K, dated May 8, 1996, June 20, 1996, July 1, 1996, July 30, 1996, August 2, 1996, August 20, 1996 (as
            amended by a Form 8-K/A filed October 16, 1996), September 6, 1996 and September 25, 1996.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment that indicates the termination of the offering of the securities offered hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

     Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering of the securities offered hereby to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus has been delivered, a copy of any or all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Written requests should be mailed to Corporate Secretary, Golden Books Family Entertainment, Inc., 850 Third Avenue, New York, New York 10022. Telephone requests may be directed to the Corporate Secretary at (212) 583-6700.



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     THE STATEMENTS CONTAINED IN THIS PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE THAT ARE NOT HISTORICAL FACTS, INCLUDING, WITHOUT LIMITATION, IN PARTICULAR, STATEMENTS MADE (1) UNDER THE CAPTION "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN
THE COMPANY'S ANNUAL REPORT ON FORM 10-K, IN THE COMPANY'S QUARTERLY REPORTS
ON FORM 10-Q AND THE AMENDMENTS TO SUCH REPORTS AND (2) IN THE COMPANY'S
CURRENT REPORTS ON FORM 8-K, AND THE AMENDMENTS TO SUCH REPORTS MAY, IN SOME CASES, INCLUDE STATEMENTS OF FUTURE EXPECTATIONS, PROJECTIONS OF REVENUE AND INCOME, STATEMENTS OF FUTURE ECONOMIC PERFORMANCE AND OTHER FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ANY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, THE RISKS OF IMPLEMENTING THE COMPANY'S NEW STRATEGY, THE ABILITY OF MANAGEMENT OF THE COMPANY TO MAINTAIN AND IMPROVE ITS RELATIONSHIPS WITH KEY CUSTOMERS AND LICENSORS, PRODUCT DEMAND AND MARKET ACCEPTANCE RISKS, THE EFFECT OF ECONOMIC CONDITIONS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEVELOPMENT AND OTHER RISKS DETAILED HEREIN IN THE SECTION ENTITLED "RISK FACTORS," ELSEWHERE HEREIN AND IN THE COMPANY'S OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS.

                           RISK FACTORS

     Prospective purchasers of the Offered Securities should consider carefully the information set forth or incorporated by reference in this Prospectus and, in particular, should evaluate the following risks in connection with an investment in the Offered Securities.


LOSSES

     During fiscal 1994, 1995 and 1996, the Company experienced net losses of $55.8 million, $17.6 million and $67.0 million, respectively. For the six months ended August 3, 1996, the Company experienced net losses of $118.2 million. The Company's net losses for the six months ended August 3, 1996 resulted primarily from the Company having recorded write-downs and other charges in its second quarter financial statements totaling $80.1 million as follows: (i) a restructuring charge totaling $40.7 million pertaining to a $30.1 million writedown of the net assets of Penn Corporation ("Penn"), a wholly-owned subsidiary of the Company that designs, produces and distributes decorated paper tableware, party accessories, invitations, gift wrap, stationery and giftware, to net realizable value, a $3.0 million reduction in the net realizable value of the Company's Fayetteville facility and $7.6 million in costs associated with the termination of certain customer program initiatives; (ii) a cost of sales adjustment of $25.0 million comprised of $17.6 million of costs pertaining to the Company's decision to discontinue or replace certain product lines and expeditiously liquidate related inventory and slow moving product and $7.4 million of other inventory related costs, consisting primarily of licensor and prepublication costs; (iii) a selling, general and administrative charge of $11.0 million relating to costs associated with management's revised plans to resolve certain legal and contractual matters; and (iv) adjustments to revenue totaling $3.4 million to establish reserves in connection with the Company's plans to resolve differences with customers with a view toward mending and improving the Company's relationships with its customers. Such write-downs and other charges were in addition to charges of $16.2 million in connection with the sale of a significant equity interest to Golden Press Holding, L.L.C. ("GPH") on May 8, 1996. The Company expects to record additional substantial write-downs and other charges, which will be primarily non-cash in nature, in fiscal 1997.

     The Company's new management has adopted a new strategy to build a leading family entertainment company that creates, publishes and licenses children's entertainment products. The Company intends to build on the Company's position as a leader in the children's publishing market, utilizing the strength of the Golden Books brand to provide family-oriented content through multiple media. If the Company's strategy is successful, the Company still does not expect to generate positive net income until fiscal 1999 at the earliest. The Company's return to profitability is dependent in part on the successful implementation of management's new strategy. There can be no assurance that this strategy will be successful, that the Company will not continue to experience net losses or that the Company's net losses will not increase. See "--Risks of Implementation of New Strategy."

LEVERAGE

     The Company has substantial indebtedness in relation to its stockholders' equity and there can be no assurance that the Company's operating results will be sufficient for payment of all of its indebtedness. The degree to which the Company is leveraged could have important consequences to holders of the Offered Securities, including the following: (i) the Company's ability to obtain other financing in the future may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; and (iii) a high degree of leverage may make the Company more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company's ability to make scheduled payments on or, to the extent not restricted pursuant to the terms thereof, refinance its indebtedness depends on its financial and operating performance, which may fluctuate significantly from quarter to quarter and is subject to prevailing economic conditions and to financial, business and other factors beyond its control. See "--Fluctuations in Quarterly Operating Results; Seasonality." The Indenture limits the amount of additional indebtedness that the Company or any of its subsidiaries can create, incur, assume or guarantee.


RISKS OF IMPLEMENTATION OF NEW STRATEGY

     The Company's management team is in the initial stages of implementing the Company's new strategy. As part of this strategy, the Company intends to make changes in its existing product lines, introduce new product lines, enlarge the Golden Books character library and exploit new distribution channels for its products. The Company's strategy also involves revitalizing its editorial, sales and marketing functions. Management also has initiated an expense reduction program that builds upon the Company's already-taken cost-saving measures. In addition, the Company has decided to divest Penn. There can be no assurance that the Company will be able to successfully implement all or any part of its strategy, including its expense reduction program and the divestiture of Penn, or that the implementation of this strategy will increase the profitability of the Company or improve its cash flow. In addition, the Company's restructuring measures will in part be offset by the incurrence of additional expenses in retaining new management and editorial staff as well as other upgrading measures relating to the Company's new strategy.

DEPENDENCE ON AND RELATIONSHIPS WITH KEY CUSTOMERS AND LICENSORS


     During fiscal 1996, approximately 36% of the Company's children's publishing revenues and 28% of the Company's revenues generally were attributable to sales to the Company's four largest customers. The loss of any such customer or a substantial decrease in business from any such customer would have a material adverse effect on the Company.

     The Company believes that the variety and popularity of characters (whether licensed or owned) is among the most important factors that differentiate the Company's products from those of its competitors. Approximately 73% of the Company's children's publishing revenues were attributable to products utilizing characters and other properties licensed by the Company from third parties. Approximately 47% of fiscal 1996 children's publishing revenues were attributable to children's products incorporating characters and properties licensed from the Company's five largest sources of licensed property. The character licenses covering characters licensed by the Company generally have two to three year terms. The Company's main character license from The Walt Disney Company ("Disney") pertaining to the use in children's storybooks and color/activity books of Disney characters expires on December 31, 1997. Management intends to seek the renewal of this license. While the Company believes that its relationship with Disney is good, competition for licenses is strong and there can be no assurance that such license, or any of the Company's other licenses, will be renewed on favorable terms if at all. See "--Competition." The loss of any of the Company's principal licenses would have a material adverse effect on the Company. In addition, the loss of a significant license by the Company would impair its distribution capabilities which, in turn, could adversely affect its ability to obtain new licenses and to renew existing licenses on favorable terms, if at all.

     The Company's relationships with a number of its significant customers and licensors have been contentious from time to time because of disputes, in the case of its customers, relating to prior pricing, return and merchandising policies and, in the case of its licensors, alleged non-compliance by the Company with certain license terms. New management has taken steps to repair these relationships and believes that it has been successful in this regard. However, there can be no assurance that such relationships, or other relationships with customers and/or licensors, will not again become contentious in the future, which could have a material adverse effect on the Company.


DEPENDENCE ON KEY PERSONNEL

The implementation of the Company's strategy will require the active participation of its new management team and, in particular, Richard E. Snyder, the Company's Chairman and Chief Executive Officer. The loss of the services of Mr. Snyder could have a material adverse effect on the ability of the Company to implement its strategy. The loss of any of the other members of the Company's new management team could adversely affect the implementation of selected aspects of the Company's strategy or delay the implementation of such aspects until a qualified replacement can be obtained. In addition to adversely affecting the ability of the Company to implement its strategy, the loss of any of the foregoing key employees of the Company could otherwise have a material adverse effect on the Company. The Company does not maintain "key-man" insurance in respect of Mr. Snyder or any of its other key employees.


COMPETITION

     The children's publishing market is highly competitive. Competition is based primarily on price, quality, distribution, marketing and licenses. In mass market sales, the Company faces competition primarily from smaller competitors. In the trade and specialty trade categories, the Company's principal competitors are large publishing companies. The Company also competes for a share of consumer spending on children's entertainment and educational products against companies that market a broad range of products utilizing a broad range of technologies that are unrelated to those marketed by the Company.

     The market for licenses also is highly competitive and the Company competes against many other licensees for significant licenses. In recent years, licensors have fragmented licenses, which has reduced the cost of purchasing a license. As a result, smaller bidders have been able to enter the market for licenses, which has resulted in increased competition in this market.

     The Company also experiences strong competition for its other products and services, based on a number of factors, including, but not limited to, price, quality, formats, delivery and licenses.

     Many of the Company's current competitors have greater financial resources than the Company and, in selected markets, greater experience than the Company. The markets which the Company intends to enter as part of its growth strategy each contain a number of competing entities, many of which have greater resources and experience with respect to these markets than the Company.

     The Company's operations also may be adversely affected by a number of factors beyond its control, including economic downturns, cyclical variations in the markets for its products and related products of other companies and changes in consumer preferences.


RISKS RELATING TO INTELLECTUAL PROPERTIES

     The value of the materials in the Company's library, both to the Company as a licensor and as an end user, is subject to consumer taste. There can be no assurance that these properties will be attractive to third-party licensees or that they will be suitable for inclusion in the Company's products. If properties that are being exploited cease to be attractive to third-party licensees, licensing revenue from such licenses will decrease.

     In view of the complex nature of the Company's intellectual property rights, there is a risk of third parties asserting claims of ownership or infringement or asserting a right to payment with respect to the past, present or future exploitation of such properties. There can be no assurance that the Company would prevail in any such claim. In addition, the Company's ability to demonstrate, maintain or enforce these rights may be difficult. Impairments or difficulties in demonstrating the Company's ownership or license rights in such properties could adversely affect the ability of the Company to generate revenue from or use such properties. In many cases, the rights owned or being acquired by the Company are limited in scope, do not extend to exploitation in all present or future media or in perpetuity and may not include the right to create derivative works, such as merchandising and character rights, remakes or sequels.


FLUCTUATIONS IN QUARTERLY OPERATING RESULTS; SEASONALITY

     The Company has historically experienced significant fluctuations in quarterly operating results. The children's publishing business in general is seasonal and depends to a significant extent on the Christmas selling season, resulting in a disproportionately higher percentage of revenues in the Company's third fiscal quarter (between 30% and 35% of children's publishing revenues over the three most recently completed fiscal years). The acquisition (the "Acquisition") consummated on August 20, 1996 by the Company of substantially all of the assets of Broadway Video Entertainment, L.P. ("BVE, L.P.") is expected to add to the volatility of the Company's quarterly results. The Company's quarterly operating results also will fluctuate based on the timing of the introduction of products that utilize licensed characters, which, in the case of characters appearing in movies, will be dependent upon the timing of the movie release. In addition, the Company's quarterly operating results may fluctuate significantly due to the seasonality of new product introductions, changes in sales and product mixes and the timing of selling and marketing expenses. Many of the Company's new products have or will have a lengthy development cycle. As a result, these products may not begin to generate revenues during the accounting period in which costs and expenses attributable to the development and introduction of such products are incurred. Significant fluctuations in the Company's quarterly operating results could adversely affect the Company's cash flow, which could adversely affect the Company's ability to pay interest on its indebtedness, including the Convertible Debentures. See "--Leverage."


COST OF PAPER SUPPLIES AND OTHER MATERIAL COSTS

     In fiscal 1996, paper supply purchases, exclusive of Penn, totaled approximately $47 million. Paper supplies and other material costs constitute a significant portion of the Company's product costs and are susceptible to numerous factors beyond the control of the Company. Significant increases in these costs could have a material adverse effect on the Company's operating results.


CONTROL OF THE COMPANY

     GPH, which is controlled by Warburg, Pincus Ventures, L.P., owns 195,000 shares of Common Stock and 13,000 shares of Series B Convertible Preferred Stock, no par value, of the Company (the "Series B Preferred Stock"), convertible into an aggregate of 6,500,000 shares of Common Stock (an aggregate of 20.8% of the issued and outstanding shares of Common Stock after giving effect to such conversion). The Series B Preferred Stock votes on an as-converted basis with the Common Stock on all matters submitted to a vote of the stockholders of the Company, including the election of directors. GPH also has irrevocable proxies with respect to 3,996,771 shares of Common Stock (12.4% of the issued and outstanding shares of Common Stock after giving effect to the conversion of the Series B Preferred Stock) owned by Richard A. Bernstein and certain trusts affiliated with Mr. Bernstein. Pursuant to such proxy, GPH generally has the power to vote such shares in such manner as it deems proper. As a consequence of such Common Stock and Series B Preferred Stock ownership and proxy, GPH, controls approximately 33.3% of the total voting power of the Company. The Series B Preferred Stock entitles GPH, during the first four years following issuance, to receive dividends of approximately 195,000 shares of Common Stock per fiscal quarter of the Company (subject to certain adjustments). See "Description of Capital Stock--Preferred Stock." GPH also holds a Warrant (the "Warrant") to purchase 3,250,000 shares of Common Stock (subject to anti-dilution adjustments) that will be exercisable beginning on May 8, 1998, subject to acceleration upon certain circumstances. The Warrant will be exercisable until May 8, 2003.

     For so long as at least one-half of the shares of Series B Preferred Stock initially issued are owned by GPH and certain of its affiliates, certain matters will be subject to the consent of the holders of a majority of the shares of Series B Preferred Stock. Furthermore, the holders of the Series B Preferred Stock will have the right to elect up to one-third of the members of the Board of Directors (the "Series B Directors"), each of the current members of which was nominated by GPH in connection with its investment in the Company. The appointment of additional members of the Board of Directors of the Company in connection with the Acquisition provided GPH with the right to designate two additional directors; however, GPH has advised the Company that it does not presently intend to exercise such right, although it reserves the right to do so in the future.

     The foregoing factors provide GPH with significant influence over the management and policies of the Company. The foregoing factors also may render it more difficult for a third party to effect a change of control of the Company without the consent of GPH and may thereby discourage third parties from any attempt to acquire control of the Company.


OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     The Company and Golden Books Publishing have the right under the Indenture to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company or Golden Books Publishing may select a new Extension Period, subject to the requirements described herein. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred (although such distributions would continue to accrue with interest thereon compounded quarterly) by the Trust during any such Extension Period. In the event that this right is exercised, then, during such period the Company (i) may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (a) dividends or distributions in shares of Common Stock on Common Stock or on its Series B Preferred Stock, (b) purchases or acquisitions of shares of Common Stock made in connection with employee benefit plans of the Company or its subsidiaries or pursuant to employment agreements with officers or employees of the Company or its subsidiaries (subject to certain limitations), (c) conversions or exchanges of common stock of one class into common stock of another class and (d) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (ii) may not make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Convertible Debentures (except by conversion into or exchange for shares of Common Stock), and (iii) may not make any guarantee payments with respect to the foregoing. In addition, during any Extension Period, Golden Books Publishing (a) if Golden Books Publishing is not a wholly-owned subsidiary of the Company, shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of its common stock made on outstanding shares of its common stock, (ii) conversions or exchanges of its common stock of one class into its common stock of another class or (iii) purchases of fractional interests in shares of the capital stock of Golden Books Publishing pursuant to the conversion or exchange provisions of any of the securities of Golden Books Publishing being converted or exchanged) and (b) shall not make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by Golden Books Publishing that rank junior to the Convertible Debentures (except by conversion into or exchange for shares of its common stock). Prior to the termination of any such Extension Period, the Company or Golden Books Publishing may further extend the Extension Period; provided, that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Preferred Securities--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

     Should the Company or Golden Books Publishing exercise the right to defer payments of interest on the Convertible Debentures, each holder of Preferred Securities will continue to accrue income (as original issue discount ("OID") in respect of the deferred interest allocable to its Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Moreover, if a holder of Preferred Securities converts its Preferred Securities into Common Stock during any Extension Period, the holder will not receive any cash related to the deferred distributions. Should the Company or Golden Books Publishing determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of or converts its Preferred Securities during any Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the right to defer interest payments, the market price of the Preferred Securities



(which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments. See
"Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."


PROPOSED TAX LEGISLATION

     On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would treat as equity for United States Federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based on the Joint Statement, it is expected that if the

Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they were issued prior to the date of any "appropriate Congressional action." Furthermore, even if the Proposed Legislation were enacted in its current form with effective date provisions making it applicable to the Convertible Debentures, it would not cause the Convertible Debentures to be treated as equity for United States Federal income tax purposes since the maximum term of the Convertible Debentures does not exceed 20 years. There can be no assurances, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Preferred Securities or, in certain limited circumstances, the redemption of such securities by the Company or Golden Books Publishing and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."


RIGHTS UNDER THE GUARANTEE

     The Guarantee Trustee (as defined herein) holds the Guarantee for the benefit of the holders of the Preferred Securities. The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, with respect to the Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with a distribution of the Convertible Debentures to holders of Preferred Securities or a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may directly institute a legal proceeding directly against the Company to enforce the obligations of the Guarantor under the Guarantee without first instituting a legal proceeding against Golden Books Publishing, the Trust, the Guarantee Trustee, or any other person or entity. If the Company and Golden Books Publishing were to default on the obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Property Trustee (as defined herein) of its rights, as registered holder of the Convertible Debentures, against the Company and Golden Books Publishing pursuant to the terms of the Convertible Debentures or
(2) by such holder of Preferred Securities of its right against the Company and Golden Books Publishing to enforce payments on the Convertible Debentures. See

"Description of the Guarantee" and "Description of the Convertible Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

     The operations of the Company are generally currently conducted through subsidiaries, primarily Golden Books Publishing. Accordingly, the ability of the Company to make debt service payments and payments on the Guarantee are substantially dependent on the cash flow and earnings of its subsidiaries. See "--Leverage." Pursuant to the terms of the indenture (the "Senior Notes Indenture") governing Golden Books Publishing's 7.65% senior notes in an aggregate principal amount of $150,000,000, Golden Books Publishing is currently prohibited from making distributions or loans or advances to the Company.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the sole holder of the Convertible Debentures against the Company and Golden Books Publishing. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company and Golden Books Publishing to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company and Golden Books Publishing to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company and Golden Books Publishing will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company or Golden Books Publishing to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities are not able to exercise directly any other remedy available to the holders of the Convertible Debentures.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Tax Event or an Investment Company Act Event (each as defined herein, and each, a "Special Event"), the Trust will be dissolved, except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company and Golden Books Publishing shall have the right to redeem the Convertible Debentures, in whole (but not in part), in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust will redeem the Trust Securities. See "Description of the Preferred Securities--Special, Event Redemption or Distribution."

     Under current United States Federal income tax law, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Preferred Securities or the Convertible Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities also are making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures--General."


NO VOTING RIGHTS

     Holders of Preferred Securities have no voting rights, including with respect to the appointment, removal or replacement, or the increase or decrease in the number, of the Issuer Trustees (as defined herein). See "Description of Preferred Securities--Voting Rights."


LACK OF PUBLIC MARKET FOR THE PREFERRED SECURITIES

     There is no existing public trading market for the Preferred Securities, and there can be no assurance regarding the future development of any public trading market for the Preferred Securities, the ability of holders of the Preferred Securities to sell their Preferred Securities or the price at which such holders may be able to sell their Preferred Securities. If such a market were to develop, the Preferred Securities could trade at prices that may be higher or lower than the offering price hereunder depending on many factors, including prevailing interest rates, the price of the Common Stock, the Company's operating results, any election by the Company or Golden

Books Publishing to extend interest payment periods and the market for similar securities. The Company intends to apply to list the Preferred Securities on Nasdaq upon the effectiveness of the Shelf Registration Statement. However, there can be no assurance as to the liquidity of any trading market for the Preferred Securities or that an active public market for the Preferred Securities will develop.


TRADING CHARACTERISTICS OF PREFERRED SECURITIES

     If a public trading market for the Preferred Securities develops, they may trade at a price that does not fully reflect the value of accrued but unpaid distributions. In addition, as a result of the right of the Company and Golden Books Publishing to defer interest payments, the market price of the Preferred Securities (which represent undivided interests in the Convertible Debentures) may be more volatile than other similar securities where the issuer does not have such right to defer interest payments. A holder who disposes of or converts its Preferred Securities between record dates for payments of distributions thereon will be required to include for federal income tax purposes accrued but unpaid interest on the Convertible Debentures through the date of disposition or conversion in income as ordinary income (i.e., original issue discount), and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Taxation."


ENVIRONMENTAL REGULATION

     The Company's operations are subject to extensive and evolving environmental laws and regulations regarding the clean-up and protection of the environment and worker health and safety. The Company believes that it is in material compliance with applicable environmental requirements. However, there can be no assurance that in the future the Company will not receive notices that certain of its operations are not in compliance with its permits or other environmental requirements, that current environmental requirements will not become more onerous or that new laws and regulations will not be adopted or become applicable to the Company. Any of the foregoing could result in the imposition of fines or penalties, operating constraints, the issuance of judicial or administrative orders requiring the Company to cease operating a facility, increased operating and capital expenditures or other liabilities, any of which could have a material adverse effect on the Company's business, financial condition or results of operations.


SHARES OF COMMON STOCK ELIGIBLE FOR SALE

     GPH and Richard A. Bernstein have the right (subject to certain conditions) to require the Company to register for offer and sale issued and outstanding shares of Common Stock and/or shares of Common Stock issuable upon the exercise or conversion, as applicable, of options, warrants and convertible securities. See "--Control of the Company." BVE, L.P. and H C Crown Corp., a subsidiary of Hallmark Cards, Incorporated ("Hallmark"), respectively, also have registration rights with respect to, in the aggregate, 3,257,606 shares of Common Stock acquired by them from the Company. Additionally, in connection with the investment in the Company by Hallmark, Hallmark and the Company intend to agree to an additional investment by H C Crown Corp. of $25 million in Common Stock in conjunction with reaching an operational understanding. Of the foregoing shares, 4,056,771 shares held directly or indirectly by Mr. Bernstein may be included in any registration statement that the Company is required to file with respect to the Common Stock issuable upon conversion of the Convertible Debentures, including a registration statement relating to an underwritten offering that is requested by the holders thereof. Sales of substantial amounts of such shares could adversely affect the market value of the Common Stock and, in the case of convertible securities, may effect a dilution of the book value per share of Common Stock, depending upon the timing of any such sales. In connection with the Original Offering, GPH agreed to certain restrictions on its ability to sell securities of the Company held by GPH. The 901,408 shares of Common Stock acquired by BVE, L.P. in connection with the Acquisition are subject to an escrow of at least one year and the 2,356,198 shares acquired by Hallmark in connection with the September 6, 1996 purchase by Hallmark of $25 million of Common Stock are subject to certain transfer restrictions, including restrictions under the Securities Act. The shares held by Mr. Bernstein are not subject to contractual restrictions on transfer, although the transfer of such shares is restricted under the Securities Act and any such transfers (unless such shares are sold pursuant to an effective registration statement under the Securities Act) may be subject to certain volume limitations thereunder. See "Plan of Distribution."

                            THE COMPANY


     Golden Books is the largest publisher of children's books in the North America retail market. The Company creates, publishes and markets an extensive range of children's entertainment products, including "Little Golden Books" and other storybooks, coloring/activity books, electronic storybooks, puzzles, educational workbooks, reference books and novelty book formats. The Company has published its flagship product line, "Little Golden Books," for over 50 years.

     The Company believes that Golden Books is one of the strongest consumer brand franchises of children's products in the United States. Management believes that the Golden Books brand name not only has strong consumer recognition, but also a reputation among consumers for wholesomeness, entertainment and spending quality time with a child. The Company's primary customers are women with children or grandchildren. Based on preliminary market research conducted on behalf of the Company in 1996, over half of the women in the United States have bought the Golden Books brand. Management believes that the favorable response to the Golden Books brand is comparable to that of many companies with substantially greater financial resources and significantly higher expenditures than the Company on marketing and brand awareness.

     The Company's products utilize both owned and licensed characters. The Company's owned characters include The Poky Little Puppy and Little Lulu. Many of the Company's products, particularly its coloring/activity books, use licenses from Children's Television Workshop (the creator of Sesame Street), DC Comics Inc., Mattel, Inc., Mercer Mayer (the creator of Little Critters) and Disney. Characters licensed from these and other companies include Sesame Street, Barbie, the Muppets, Superman and Barney. The Disney character license allows the Company to use, in selected product categories, all of Disney's animated characters, including Mickey Mouse, Winnie the Pooh and Pinnochio and characters from The Little Mermaid, The Lion King, Aladdin and Pocahontas, as well as characters from new releases such as The Hunchback of Notre Dame, the fall 1996 home video release of Toy Story and the November 1996 release of the live action version of 101 Dalmatians. In addition, the Company has agreements in principle with respect to three new licensing arrangements in connection with the movie re-release of the Star Wars trilogy, the next Batman movie and The Big Bag, a new series from Children's Television Workshop. The Company believes that the variety and popularity of its owned and licensed characters are among its most important competitive strengths.

     Approximately 45% of the Company's fiscal 1996 children's publishing sales were through mass merchandisers such as Wal Mart Stores, Inc., K Mart Corp. and Target Stores, a division of the Dayton Hudson Corporation, and toy stores such as Toys "R" Us, Inc. In addition, but to a lesser extent, the Company's children's publishing products are sold through the following channels: national and regional bookstore chains; independent bookstores; supermarkets and drugstores; and special markets such as book clubs, book fairs and educational institutions. In fiscal 1996, approximately 8% of the Company's children's publishing sales were generated outside of North America.

     The Company is a Delaware corporation. Its executive offices are located at 850 Third Avenue, New York, NY 10022; telephone (212) 583- 6700.


           GOLDEN BOOKS FINANCING TRUST

     Golden Books Financing Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as sponsor of the Trust, and the trustees of the Trust (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such initial declaration was amended and restated in its entirety to provide for the issuance of the Trust Securities (as so amended and restated, the "Declaration"). The Company acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the Preferred Securities. The assets of the Trust consist entirely of the Convertible Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of Issuer Trustees is four. Two of the Issuer Trustees (the "Regular Trustees") are individuals who are officers of the Company. The third trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fourth trustee is an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially The Bank of New York, a New York banking corporation, is acting as Property Trustee and its affiliate, The Bank of New York (Delaware), a Delaware banking corporation, is acting as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. The Bank of New York is also acting as trustee under the Guarantee (the "Guarantee Trustee") and as trustee under the Indenture (the "Indenture Trustee").

     The Property Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. The Company or one of its subsidiaries, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees; provided that the number of trustees shall be at least three; provided further that at least one trustee shall be a Delaware Trustee, at least one trustee shall be Property Trustee and at least one Trustee shall be a Regular Trustee. The Company and Golden Books Publishing will pay all fees and expenses related to the Trust. See "Description of the Convertible Debentures."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company.


                           ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Preferred Securities shown as "Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of Golden Books Financing Trust Holding Solely Convertible Debentures."


                        USE OF PROCEEDSUSE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. None of the Company, Golden Books Publishing or the Trust will receive any proceeds from the sale of Offered Securities.

                      RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS
                                  (UNAUDITED)


     The following table sets forth the Company's ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for each of the five fiscal years in the period ended February 3, 1996 and for the six month period ended August 3, 1996 and on a pro forma basis for the year ended February 3, 1996 and for the six month period ended August 3, 1996. The pro forma information gives pro forma effect to (i) the issuance of the Series B Preferred to GPH, (ii) the Acquisition, (iii) the Original Offering, (iv) the investment of $25 million in Common Stock by Hallmark and (v) future payments to Richard E. Snyder pursuant to his employment agreement. See the Unaudited Pro Forma Condensed Financial Statements incorporated herein by reference to Form 8-K/A filed by the Company on October 16, 1996.



                                  Historical
------------------------------------------------------------------------------


                                                                    Six Months
                            Years Ended                                Ended
February 1,   January 30,   January 29,   January 28,  February 3,    August 3,
    1992         1993          1994          1995        1996          1996
    ----         ----          ----          ----        ----          ----
                        (dollars in thousands, except ratios)
  3.31 X       2.89 X        $(78,968)    $(15,957)  $(56,563)     $(120,193)


                                     Pro Forma
                   ---------------------------------------
                                            Six Months
                      Year Ended               Ended
                     February 3,             August 3,
                         1996                  1996
                         ----                  ----
                           (dollars in thousands)
                     $(78,849)            $(128,745)


     For purposes of the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income, interest expense, amortization of debt issuance costs, the portion of rents representative of an interest factor and preferred stock dividend requirements for majority owned subsidiaries. Combined fixed charges and preferred stock dividends consist of interest expense, the portion of rents representative of an interest factor and preferred stock dividend requirements (as adjusted for taxes where appropriate) of Golden Books and its subsidiaries. For the periods in which earnings were insufficient to cover combined fixed charges and preferred stock dividends, the dollar amount of the coverage deficiency, instead of the ratio, is disclosed.

                     DESCRIPTION OF THE PREFERRED SECURITIES

     The following summary of certain material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration. The Preferred Securities were issued in the Original Offering pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act. The Declaration has been qualified under the Trust Indenture Act. The Bank of New York, as Property Trustee, acts as indenture trustee for the Declaration for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.


GENERAL

     The Preferred Securities were issued in the Original Offering in fully registered form without interest coupons. Bearer Preferred Securities were not issued.

     The Declaration authorizes the Regular Trustees to issue the Trust Securities on behalf of the Trust. The Preferred Securities represent undivided beneficial ownership interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration.

     All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments are made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Preferred Securities. See "--Subordination of Common Securities." Title to the Convertible Debentures is held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee is held by The Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company and Golden Books Publishing to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company and Golden Books Publishing for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "--Voting Rights."

DISTRIBUTIONS


     Distributions on Preferred Securities are fixed at a rate per annum of 8-3/4% of the stated liquidation amount of $50 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at a rate per annum of 8-3/4% thereof compounded quarterly. The term "distribution" as used herein includes any such interest (including any Additional Interest and Liquidation Damages, each as defined herein) payable unless otherwise stated. The amount of distributions payable for any period are computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities are cumulative, accrue from the date of initial issuance and are payable in quarterly arrears on each February 20, May 20, August 20 and November 20, commencing November 20, 1996, when, as and if available for payment, by the Property Trustee, except as otherwise described below. The Company and Golden Books Publishing have the right under the Indenture to defer interest. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest) during any such extended interest payment period. In the event that the Company and Golden Books Publishing exercise this right, then, during such period, the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Common Stock on Common Stock or on its Series B Preferred Stock, (ii) purchases or acquisitions of shares of Common Stock made in connection with any employee benefit plan of the Company or its subsidiaries or pursuant to employment agreements with officers or employees of the Company or its subsidiaries, provided that such repurchases by the Company made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed market value on the date of any such repurchase and shall not exceed $5 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of Common Stock of one class into Common Stock of another class or (iv) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (b) shall not make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Convertible Debentures (except by conversion into or exchange for shares of Common Stock) and (c) shall not make any guarantee payments with respect to the foregoing (other than such payments made pursuant to the Guarantee). In addition, during any Extension Period, Golden Books Publishing (a) if Golden Books Publishing is not a wholly-owned subsidiary of the Company, shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of its common stock made on outstanding shares of its common stock, (ii) conversions or exchanges of its common stock of one class into common stock of another class or (iii) purchases of fractional interests in shares of the capital stock of Golden Books Publishing being converted or exchanged) and (b) shall not make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Golden Books Publishing that rank junior to the Convertible Debentures (except by conversion into or exchange for shares of its common stock). Prior to the termination of any such Extension Period, the Company or Golden Books Publishing may further extend such Extension Period; provided, that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company or Golden Books Publishing may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures--Interest" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to the holders of record of Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

     Distributions on the Preferred Securities are made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Preferred Securities are limited to payments received by the Trust from the Company or Golden Books Publishing for the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company, as set forth under "Description of the Guarantee."

     Distributions on the Preferred Securities are payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which are fifteen days prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that any date on which distributions are payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York or in Wilmington, Delaware are authorized or required by law to close.


CONVERSION RIGHTS

     General. Preferred Securities are convertible at any time prior to the close of business on the Business Day immediately preceding the date of repayment of such Preferred Securities, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the option of the holder thereof and in the manner described below, into shares of Common Stock at an initial conversion rate of 3.8462 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $13 per share of Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. The Trust covenants in the Declaration not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Preferred Securities. A holder of a Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent which shall, on behalf of such holder, exchange such Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Procedures for converting book-entry Preferred Securities into shares of Common Stock will differ, as described under "--Book-Entry Only Issuance--The Depository Trust Company."

     Holders of Preferred Securities at the close of business on a distribution record date are entitled to receive the distribution payable on such Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on the converted Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions and except as provided in the preceding sentence. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

     No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company and Golden Books Publishing in cash based on the last reported sale price of Common Stock on the date such Preferred Securities are surrendered for conversion.

     Conversion Price Adjustments--General. The conversion price is subject to adjustment in certain events, including (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to Common Stock, (b) subdivisions, combinations and reclassification of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Common Stock at less than the then Current Market Price (as defined below) of the Common Stock, (d) the distribution to holders of Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 15% of the Current Market Price of Common Stock as of the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 15% of such Current Market Price), and (f) payment to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any subsidiary for Common Stock at a price in excess of 110% of the then Current Market Price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company and Golden Books Publishing commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

     The Company from time to time may reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Taxation--Adjustment of Conversion Price."

     No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Preferred Securities.

     Conversion Price Adjustments--Fundamental Changes. If any transaction shall occur (including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Preferred Security then outstanding shall have the right thereafter to convert such Preferred Security only into:

          (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and

          (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

          Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

          (i) in the case of a Non-Stock Fundamental Change, the conversion price immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $50 and the denominator of which is
     (x) the amount of the redemption price for one Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Preferred Securities and through August 19, 1997 and the twelve-month periods commencing August 20, 1997 and August 20, 1998, the product of 1.08750, 1.07875 and 1.07000, respectively, times $50) plus (y) any then-accrued and unpaid distributions on one Preferred Security; and

          (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the

     Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

     Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party, a holder of a Preferred Security who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Convertible Preferred Security immediately prior to such Common Stock Fundamental Change.

     The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Price (as defined in the Indenture) for one share of Common Stock during the 10 Trading Days (as defined in the Indenture) immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or


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




quoted on Nasdaq; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or
(ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock or debentures of a corporation succeeding to the business of the Company, which convertible preferred stock or debentures of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Preferred Securities and which debentures have terms substantially similar to those of the Convertible Debentures.

     The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

     The term "Reference Market Price" initially means $7 (which is an amount equal to 66 2/3% of the reported last sale price for Common Stock on Nasdaq on August 14, 1996) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of $13 per share.

REDEMPTION


The Convertible Debentures will mature on August 20, 2016, and may be redeemed, in whole or in part, at any time after August 20, 1999 or at any time in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event (in whole, but not in part). Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so repaid or redeemed at the applicable Redemption Price, together with accrued and unpaid distributions through the date of redemption; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Special Event Redemption or Distribution," "--Redemption Procedures," "Description of the Convertible Debentures--General" and "Description of the Convertible Debentures--Optional Redemption."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION


     If, at any time, a Tax Event or an Investment Company Event shall occur and be continuing, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors, if any, of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as the Preferred Securities and the Common Securities outstanding at such time would be distributed on a pro rata basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, provided, further, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion"') of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company and Golden Books Publishing would be precluded from deducting the interest on the Convertible Debentures for United States Federal income tax purposes even if the Convertible Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company or Golden Books Publishing shall have the right, upon not less than 30 nor more than 60 days' notice, to cause the redemption of the Convertible Debentures in whole (but not in part) for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Preferred Securities and Common Securities will be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to the Company, Golden Books Publishing or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Company, Golden Books Publishing or the Trust will pursue such measure in lieu of redemption.

     "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or
(d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case, after August 14, 1996 (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to interest accrued or received on the Convertible Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company or Golden Books Publishing on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible for United States Federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company or Golden Books Publishing for United States Federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid in money; provided, that such Change in Tax Law does not create more than an insubstantial risk that the Company or Golden Books Publishing will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company or Golden Books Publishing in money.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date hereof.

     On the date fixed for any distribution of Convertible Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent beneficial interests in the Convertible Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to the Company, Golden Books Publishing or the Company's agent for transfer or reissuance.

     There can be no assurance as to the market price for the Convertible Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Preferred Securities exchanged. If the Convertible Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Convertible Debentures to be listed on Nasdaq or on any such other national securities exchange or similar organization as the Preferred Securities are then listed or quoted.

REDEMPTION PROCEDURES


     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     In the event of any redemption in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed and (ii) register the transfer of or exchange of any Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Preferred Securities being redeemed in part.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), and if the Company or Golden Books Publishing has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with The Depository Trust Company ("DTC") funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay such amount in respect of any Certificated

Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for calculating any premium).

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata.

     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES


     Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Preferred Securities, the full amount of such amount in respect of all outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Preferred Securities then due and payable.

     In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not the holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation related to a Special Event, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall terminate (i) on August 20, 2025, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or Golden Books Publishing, (iii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company or Golden Books Publishing, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company or Golden Books Publishing and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of all of the Convertible Debentures upon the occurrence of a Special Event,
(v) upon the entry of a decree of a judicial dissolution of the Company or Golden Books Publishing or the Trust or (vi) upon the redemption or conversion of all the Preferred Securities.


MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Securities rank with respect to distributions, assets and payments, (ii) the Company and Golden Books Publishing expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantee, (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will be treated as a grantor trust for United States Federal income tax purposes.


DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore, the Indenture.

     If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may directly institute a legal proceeding against the Company and Golden Books

Publishing to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company and Golden Books Publishing to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company and Golden Books Publishing will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities are not able to exercise directly any other remedy available to the holders of the Convertible Debentures.

     Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Convertible Debentures has the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.


VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (iv) consent to any amendment, modification, or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred

Securities may directly institute a legal proceeding directly against the Company and Golden Books Publishing to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company and Golden Books Publishing to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall be under no obligation to take any of the actions described in clause (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Debentures.

     In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment. modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Debentures, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States Federal income tax the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities is required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

     Holders of the Preferred Securities have no rights to appoint or remove the Regular Trustees, who were appointed and may be removed or replaced solely by the Company as the holder of all of the Common Securities.


MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States Federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

REGISTRATION RIGHTS

     In connection with the Original Offering, the Company, Golden Books Publishing and the Trust entered into a registration rights agreement with the Initial Purchasers, dated August 20, 1996 (the "Registration Rights Agreement") pursuant to which the Company, Golden Books Publishing and the Trust agreed, at the Company's expense, for the benefit of the holders of the Preferred Securities, the Guarantee, the Convertible Debentures and the Common Stock issuable upon conversion thereof (together, the "Registrable Securities"), to (i) file with the Commission within 60 days after the Original Offering Date, a registration statement (the "Shelf Registration Statement") covering resales of the Registrable Securities, (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 150 days after the Original Offering Date and (iii) use their best efforts to keep effective the Shelf Registration Statement until three years after the date it is declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Company or the Trust may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). Pursuant to the Registration Rights Agreement, the Company agreed to provide to each holder of Registrable Securities copies of the prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities.

     If the Shelf Registration Statement has not been declared effective within 150 days of the Original Offering Date (a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Convertible Debentures, and, accordingly, additional distributions will accrue on the Preferred Securities, from and including the day following such Registration Default. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 60 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Convertible Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

     The Company and the Trust agreed in the Registration Rights Agreement to use their best efforts to cause the Preferred Securities and Common Stock issuable upon conversion thereof to be listed on Nasdaq on or prior to the effective date of the Shelf Registration Statement.

     This summary of the material provisions of the Registration Rights Agreement does not purport to be complete, and reference is made to the Registration Rights Agreement incorporated by reference herein as an exhibit to the Registration Statement.


BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

     The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. Substantially all of the Preferred Securities were issued as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). Fully registered global Preferred Security certificates (the "Global Certificates") were issued, representing such Preferred Securities and were deposited with DTC. Definitive fully registered Preferred Securities in certificated form were issued in respect of Preferred Securities sold to institutional "accredited investors" (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act) .

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") within the DTC system is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities within the DTC system are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in

Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and

Indirect Participants and not of DTC, the Trust, or the Company or Golden Books Publishing, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate is not entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, Golden Books Publishing, the Trust nor the Trustee have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Certificate.


PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address as shall appear on the Register. The Paying Agent initially is The Bank of New York. The Paying Agent is permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).


REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

     The Property Trustee presently acts as Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the

Company and Golden Books Publishing may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.


INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Company and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities are not required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.


GOVERNING LAW

     The Declaration and the Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.


MISCELLANEOUS

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States Federal income tax purposes so that the Convertible Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities have no preemptive rights.

           DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which was executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. It is expected that at the time the Shelf Registration Statement becomes effective, the Guarantee will be qualified under the Trust Indenture Act. The Bank of New York, as the Guarantee Trustee, holds the Guarantee for the benefit of the holders of the Preferred Securities.


GENERAL

     Pursuant to and to the extent set forth in the Guarantee, the Company irrevocably and unconditionally agreed to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or the redemption of all the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the obligations of the Company under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company and Golden Books Publishing were to default on their obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Property Trustee of its rights, as registered holder of the Convertible Debentures, against the Company and Golden Books Publishing pursuant to the terms of the Convertible Debentures or (2) by such holder of Preferred Securities of its right against the Company and Golden Books Publishing to enforce payments on the Convertible Debentures. See "Description of the Convertible Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

     The Guarantee is a guarantee with respect to the Preferred Securities from the time of issuance of such Preferred Securities but does not apply to any payment of distributions or the Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company and Golden Books Publishing do not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee by the Company of payments due on the Preferred Securities issued by the Trust.


CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company has covenanted that, so long as any Preferred Securities remain outstanding, if (i) the Company and Golden Books Publishing have exercised their option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Company (a) may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Common Stock on Common Stock or on its Series B Preferred Stock, (ii) purchases or acquisitions of shares of Common Stock made in connection with employee benefit plans of the Company or its subsidiaries or pursuant to employment agreements with officers or employees of the Company or its subsidiaries, provided that repurchases by the Company made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed market value on the date of any such repurchase and shall not exceed $5 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of any class of common stock into any other class of common stock or (iv) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank junior to the Convertible Debentures (except by conversion into or exchange for shares of Common Stock), and (c) shall not make any guarantee payments with respect to the foregoing (other than such payments made pursuant to the Guarantee).


AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred

Securities--Voting Rights." All guarantees and agreements contained in the Guarantee bind the successors, assigns, receivers, trustees and representatives of the Company and inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under "Description of the Convertible Debentures--Restrictions," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of Preferred Securities
(i) upon full payment of the Redemption Price of all Preferred Securities,
(ii) upon distribution of the Convertible Debentures held by the Trust to the holders of the Preferred Securities, (iii) upon liquidation of the Trust or
(iv) upon the distribution of Common Stock to such holder in respect of the conversion of such holder's Preferred Securities into Common Stock, and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sum paid under such Preferred Securities or such Guarantee.


STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and ranks (i) pari passu with all other unsecured obligations of the Company, except any obligations that are expressly subordinated to the Guarantee, and
(ii) senior to (A) all preferred or preference stock issued from time to time by the Company, (B) any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (C) the Common Stock.

     The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).


INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee is governed by, and construed in accordance with, the laws of the State of New York.


                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

     Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture (the "Indenture") among the Company, Golden Books Publishing and the Indenture Trustee, a copy of which may be obtained from the Company upon request. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

     If the Convertible Debentures are distributed to the holders of Preferred Securities, the Company will use its best efforts to have the Convertible Debentures listed on Nasdaq or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.


GENERAL

     The Convertible Debentures were issued as unsecured debt under the Indenture. The Convertible Debentures are limited in aggregate principal amount to $118,556,700, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the Common Securities.

     The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional Interest, if any, on August 20, 2016.

     The Convertible Debentures, if distributed to holders of Preferred Securities in liquidation of such holders' interest in the Trust, will initially be issued in the same form as the Preferred Securities that such Convertible Debentures replace. Any Global Certificate will be replaced with one or more Global Securities (as defined under "--Book-Entry and Settlement"). Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depository or, in the event that no depository is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; provided, that unless the Convertible Debentures are held by the Trust or any successor permissible under "Description of the Preferred Securities--Merger, Consolidation or Amalgamation of the Trust," payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     There are no covenants or provisions in the Indenture that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.


INTEREST

     Each Convertible Debenture bears interest at the rate of 8-3/4% per annum from the original date of issuance, payable quarterly in arrears on February 20, May 20, August 20 and November 20 (each, an "Interest Payment Date"), commencing November 20, 1996, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If any Preferred Securities are held in certificated form, the record date for each Interest Payment Date shall be 15 days prior to such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will he made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company and Golden Books Publishing have the right at any time during the term of the Convertible Debentures to defer interest payments from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period; provided, no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company or Golden Books Publishing shall pay all interest then accrued and unpaid (including Additional Interest and Liquidated Damages) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"); provided, that during any Extension Period, the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Common Stock on Common Stock or on its Series B Preferred Stock, (ii) purchases or acquisitions of shares of Common Stock made in connection with any employee benefit plan of the Company or its subsidiaries or pursuant to employment agreements with officers 4or employees of the Company or its subsidiaries, provided that repurchases by the Company made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed the market value on the date of any such repurchase and shall not exceed $5 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of any shares of any class of common stock into any other class of common stock and (iv) purchases of fractional interests of shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged),
(b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by the Company that rank junior to the Convertible Debentures (except by conversion into or exchange for shares of Common Stock) and (c) shall not make any guarantee payments with respect to the foregoing. In addition, during any Extension Period, Golden Books Publishing (a) if Golden Books Publishing is not a wholly-owned subsidiary of the Company, shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of its common stock made on outstanding shares of its common stock, (ii) conversions or exchanges of its common stock of one class into common stock of another class or (iii) purchases of fractional interests in shares of the capital stock of Golden Books Publishing being converted or exchanged) and (b) shall not make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by Golden Books Publishing that rank junior to the Convertible Debentures (except by conversion into or exchange for shares of its common stock). Prior to the termination of any such Extension Period, the Company or Golden Books Publishing may further extend such Extension Period; provided, that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company or Golden Books Publishing may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. Neither the Company nor Golden Books Publishing has any current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures, the Company or Golden Books Publishing shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to Nasdaq (or any applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Company shall cause the Trust to give notice of the selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures, the Company or Golden Books Publishing shall give the holders of the

Convertible Debentures notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date the Company is required to give notice to Nasdaq (or any applicable self-regulatory organization) or to holders of the Convertible Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST


     If the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company and Golden Books Publishing will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.


CONVERSION OF THE CONVERTIBLE DEBENTURES

     The Convertible Debentures are convertible into Common Stock at the option of the holders of the Convertible Debentures at any time prior to the close of business on the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption at the initial conversion price set forth on the cover page of this Prospectus subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The Trust has covenanted not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of a Preferred Security to the Conversion Agent for conversion, the Trust will distribute $50 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's and Golden Books Publishing's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the holder of the Preferred Securities on the record date) or other holder of Convertible Debentures as of the record date, as the case may be, despite such conversion.

OPTIONAL REDEMPTION

     The Company and Golden Books Publishing have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time after August 20, 1999 upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 106.125% of the principal amount of the Convertible Debentures to be redeemed plus any accrued and unpaid interest, including Additional Interest, Compounded Interest and Liquidated Damages, if any, to the redemption date if redeemed on or before August 19, 2000, and at the following optional redemption prices (expressed as a percentage of the principal amount of Convertible Debentures), if redeemed during the 12-month period beginning August 20, 2000:


Year                                   Optional Redemption Price
----                                   -------------------------
2000                                   105.250%
2001                                   104.375
2002                                   103.500
2003                                   102.625
2004                                   101.750
2005                                   100.875
2006 and thereafter                    100.000

plus, in each case, accrued and unpaid interest, including Additional Interest, Compounded Interest and Liquidated Damages, if any, to the redemption date.

     If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Debentures would result in the delisting of the Preferred Securities, the Company and Golden Books Publishing may only redeem Convertible Debentures in whole.


PROPOSED TAX LEGISLATION

     On March 19, 1996, as part of President Clinton's fiscal 1997 Budget Proposal, the Treasury Department proposed the Proposed Legislation that, among other things, would treat as equity for United States Federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based on the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they were issued prior to the date of any "appropriate Congressional action." Furthermore, even if the Proposed Legislation were enacted in its current form with effective date provisions making it applicable to the Convertible

Debentures, it would not cause the Convertible Debentures to be treated as equity for United States Federal income tax purposes since the maximum term of the Convertible Debentures will not exceed 20 years. There can be no assurances, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Preferred Securities or, in certain limited circumstances, the redemption of such securities by the Company or Golden Books Publishing and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."


RANKING

     The Convertible Debentures are senior unsecured obligations of each of the Company and Golden Books Publishing and rank pari passu with all of their other unsecured obligations, including trade credit, except for such obligations which are expressly subordinated to the Convertible Debentures.

     The Indenture does not limit the amount of additional indebtedness which the Company and Golden Books Publishing can create, incur, assume or guarantee, nor does the Indenture limit the amount of indebtedness which any subsidiary can create, incur, assume or guarantee.


CERTAIN COVENANTS

     In the Indenture, the Company covenanted (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership; and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.


CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indenture provides that neither the Company nor Golden Books Publishing will consolidate with or merge into any other entity or convey, transfer or lease its assets substantially as an entirety unless (a) if the Company or Golden Books Publishing, as the case may be, is not the survivor, the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Convertible Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company or Golden Books Publishing, as the case may be, and (b) immediately thereafter no event of default under the Indenture and no event which, after notice or lapse of time, or both, would become an event of default under the Indenture, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company or Golden Books Publishing, as the case may be, under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.


BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Preferred Securities which such Convertible Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depository or its nominee. Except under the limited circumstances described below, the Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.


THE DEPOSITORY

     If Convertible Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust and a Global Security is issued, DTC will act as securities depository for the Convertible Debentures represented by such Global Security. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as a depository for the Global Securities.

     None of the Company, Golden Books Publishing, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company, Golden Books Publishing or the Indenture Trustee have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

     A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company and Golden Books Publishing that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depository and no successor depository shall have been appointed,
(iii) the Company and Golden Books Publishing, in their sole discretion, determine that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.


EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Debentures: (i) failure for 90 days to pay interest on the Convertible Debentures, including any Additional Interest, Compounded Interest and Liquidated Damages in respect thereof, when due, provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest, Compounded Interest or Liquidated Damages) for this purpose; (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise;
(iii) failure by the Company to deliver shares of Common Stock upon an election by a holder of Preferred Securities to convert such Preferred Securities; (iv) failure to observe or perform any other covenant contained in the Indenture for 180 days after notice to the Company and Golden Books Publishing by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of the Company or Golden Books Publishing.

     The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of Defaults, see "--Modifications and Amendments of the Indenture."

     Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company and Golden Books Publishing to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company and Golden Books Publishing acknowledge that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company and Golden Books Publishing may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Preferred Securities. Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company or Golden Books Publishing in connection with a Direct Action, the Company and Golden Books Publishing shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Property Trustee and the Company and Golden Books Publishing shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company or Golden Books Publishing to such holder in any Direct Action. The holders of Preferred Securities are not able to exercise directly any other remedy available to the holders of the Convertible Debentures.

     The Holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past defaults except (i) a default in payment of the principal of (or premium, if any) or interest, if any, on any Convertible Debentures and (ii) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Convertible Debenture; provided, however, that if the Convertible Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

     A default under any other indebtedness of the Company or Golden Books Publishing would not constitute an Event of Default under the Convertible Debentures.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

     No holder of any Convertible Debenture has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(i) such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default, (ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding shall also have made written request, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee,
(iv) the Indenture Trustee shall have failed to institute such proceeding within 60 days of such notice and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Debenture for enforcement of payment of the principal of or interest on such Convertible Debenture on or after the respective due dates expressed in such Convertible Debenture.

     The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.


MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

     The Indenture contains provisions permitting the Company, Golden Books Publishing and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Debentures or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.

     In addition, the Company, Golden Books Publishing and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

GOVERNING LAW

     The Indenture and the Convertible Debentures are governed by, and construed in accordance with, the laws of the State of New York.


INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                  EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE
                         DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

     As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures is equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company and Golden Books Publishing shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Issuer Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company or Golden Books Publishing does not make interest payments on the Convertible Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company or Golden Books Publishing has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities.

     If the Company or Golden Books Publishing fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" and "Description of the Preferred Securities--Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company and Golden Books Publishing to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company and Golden Books Publishing to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise available (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company and Golden Books Publishing will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company or Golden Books Publishing to such holder of Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

                    DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 60,000,000 shares of Common Stock and 100,000 shares of preferred stock, without par value.


COMMON STOCK

     Holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally, including the election of directors. Subject to the rights of holders of preferred stock, the holders of the Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities of the Company, subject to the rights of holders of preferred stock. The holders of the Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company.


PREFERRED STOCK

     The Company's Certificate of Incorporation, as amended, authorizes the Board of Directors of the Company (without stockholder approval) to, among other things, issue shares of preferred stock from time to time in one or more series, each series to have such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series), as the Board of Directors may fix by resolution.


SERIES B PREFERRED STOCK

     The Board of Directors of the Company has authorized and issued 13,000 preferred shares of the Company, designated as Series B Preferred Stock. The preferences and rights of the Series B Preferred Stock are set forth in a Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Preferred Stock which was filed with the Secretary of State of Delaware on May 8, 1996 (the "Certificate of Designations").

     Voting and Other Rights. In addition to any voting rights granted under the Delaware General Corporations Law, each share of Series B Preferred Stock shall be entitled to vote, on an as-converted basis, together with the Common Stock as one class on all matters submitted to a vote of the stockholders of the Company, including the election of directors (in addition to electing the Series B Directors (as hereinafter defined)). Consequently, subject to adjustment as provided in the Certificate of Designations, each share of Series B Preferred Stock will have a vote equal to 500 shares of Common Stock. In addition, the Company may not, without the affirmative vote or consent of a majority of the holders of the Series B Preferred Stock, amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to adversely affect the rights of the holders of Series B Preferred Stock, including, without limitation, authorizing a series or class of stock having any preference or priority over, or being on a parity with, the Series B Preferred Stock either as to dividends or on liquidation.



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     Subject to the limitations described below, the holders of the Series B
Preferred Stock will have the right to elect, as a class, one-third of the members of the Board of Directors (the "Series B Directors"); provided, however, that upon such time as less than (i) 40% of the shares of Series B Preferred Stock issued on the date of the initial issuance thereof (the "Initial Issuance Date") are owned by GPH and certain of its affiliates, the holders of Series B Preferred Stock will have the right to elect, as a class, two Series B Directors, (ii) 30% of the shares of Series B Preferred Stock issued on the Initial Issuance Date are owned by GPH and certain of its affiliates, the holders of Series B Preferred Stock will have the right to elect, as a class, one Series B Director and (iii) 20% of the shares of Series B Preferred Stock issued on the Initial Issuance Date are owned by GPH and certain of its affiliates, the holders of Series B Preferred Stock shall no longer have a right, as a class, to elect any member of the Board of Directors. Furthermore, the Certificate of Designations will prohibit the Company (and, in the case of clauses (ii), (iii), (iv) and (v) below, its subsidiaries), for so long as at least one-half of the shares of Series B Preferred Stock issued on the Initial Issuance Date are owned by GPH and certain of its affiliates, without first obtaining the consent of the holders of a majority of the shares of Series B Preferred Stock, voting as a separate class, from engaging in the following transactions or taking the following actions:

     (i) amend or repeal any provision of the Company's Certificate of Incorporation or By-Laws, including without limitation a change in the number of members of the Board of Directors;

     (ii) authorize or effect the incurrence or issuance of any indebtedness (other than pursuant to an agreement to incur the same which has been approved in writing by holders of a majority of outstanding shares of Series B Preferred Stock, and other than pursuant to that certain Credit Agreement, dated September 29, 1995, between Golden Books Publishing Company, Inc. and Heller Financial, Inc.) or shares of capital stock or rights to acquire capital stock other than, in the case of shares of Common Stock, (x) options to acquire up to 1,874,300 shares of Common Stock issued to employees of the Company pursuant to the Amended and Restated 1986 Employee Stock Option Plan or (y) thereafter approved with the consent of the holders of record of a majority of the then outstanding shares of Series B Preferred Stock; provided, however, that the incurrence of indebtedness among the Company and its subsidiaries shall not require such consent;

     (iii) authorize or effect (A) in one or in a series of two or more related transactions, any sale, lease, license, transfer or other disposition of assets for consideration in excess of $5,000,000 (other than in the ordinary course of business or among the Company and its subsidiaries); (B) any merger or consolidation or other reorganization involving the Company or any of its subsidiaries (other than with one another or in respect of which the aggregate consideration paid to or received by the Company or its subsidiaries is less than $5,000,000); or (C) a liquidation, winding up, dissolution or adoption of any plan for the same other than the liquidation, winding up, dissolution or adoption of any plan for the same of a subsidiary into the Company or another subsidiary thereof;



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


     (iv) authorize or effect, in one or in a series of two or more related transactions, (A) any acquisition or lease of assets or (B) any license of patent, trademark or other rights relating to any intellectual property, in each case, that involves by its terms a per annum payment in excess of $5,000,000, as determined in good faith by the Board of Directors, other than among the Company and its subsidiaries or in the ordinary course of business; or

     (v) terminate the employment of the chief executive officer of the Company.

Notwithstanding the foregoing, in the event that the shares of Series B Preferred Stock are held by more than 10 holders, then the right of the holders to elect Series B Directors and to vote as a class on the matters listed above shall terminate.

     As a result of the appointment of additional members of the Board of Directors of the Company in connection with the Acquisition, GPH has the right to designate two additional directors; however, GPH has advised the Company that it does not presently intend to exercise such right, although it reserves the right to do so in the future. See "Risk Factors--Control of the Company."

     Dividends. Pursuant to the Certificate of Designations, the Series B Preferred Stock is entitled to receive a 12% annual dividend payable (i) during each of the first four years following the Initial Issuance Date, by delivery quarterly of an aggregate of 195,000 shares of Common Stock, subject to certain adjustments described below, and (ii) thereafter, when and as declared out of legally available funds, in cash (computed on the basis of a 360-day year of twelve 30-day months) at the rate of $150 per share, compounded quarterly, all of which dividends shall be cumulative from the Initial Issuance Date. In the event that (x) the product of (i) the number of shares of Common Stock per share of Series B Preferred Stock to be distributed in any quarter during the first four years following the Initial Issuance Date and (ii) the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding the applicable dividend payment date (the "Dividend Value") is less than $93.75, then, in addition to such shares of Common Stock, the holders of Series B Preferred Stock shall receive on the applicable dividend payment date, out of legally available funds of the Company, cash per share of Series B Preferred Stock in an amount equal to the excess of $93.75 over the Dividend Value, compounded quarterly, and (y) the Dividend Value exceeds $187.50, then the number of shares of Common Stock to be so distributed shall be reduced by an amount sufficient to cause the Dividend Value to equal $187.50 (subject in each case to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to any such shares). Dividends on the Series B Preferred Stock are payable quarterly before any dividends are paid on the Common Stock.

     Liquidation. The holders of the Series B Preferred Stock have the right to receive $5,000 per share, plus accrued and unpaid dividends, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company. Such liquidation preference shall rank senior to any liquidation rights of the Common Stock. The merger or sale of the Company or the



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


sale of all or substantially all its assets shall not be deemed to be a liquidation, dissolution or winding up of the Company for this purpose.

     Redemption. The Series B Preferred Stock is subject to optional redemption by the Company at a redemption price of $5,000 per share, plus an amount equal to any accrued and unpaid dividends, at any time on or after May 8, 2000. The Company is not required to mandatorily redeem the Series B Preferred Stock and the Series B Preferred Stock is not the subject of any sinking fund requirement.

     Conversion. The Series B Preferred Stock is convertible, at the option of the holders of the Series B Preferred Stock, into shares of Common Stock, at the exchange rate of 500 shares of Common Stock for each share of Series B Preferred Stock, representing a conversion price of $10.00 per share of Series B Preferred Stock. The number of shares of Common Stock for which the Series B Preferred Stock may be converted is subject to antidilution adjustments pursuant to the Certificate of Designations to prevent dilution on the occurrence of certain events as described in the Certificate of Designations.


LIMITATION ON DIRECTORS' LIABILITY

     The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as amended from time to time, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws.



                                      64




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                               TAXATION


GENERAL

     In the opinion of Skadden, Arps, Slate, Meagher & Flom, special United States tax counsel to the Company, Golden Books Publishing and the Trust, the following is a summary of certain of the material United States Federal income tax consequences of the purchase, ownership, disposition and conversion of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets. This summary addresses the United States Federal income tax considerations to holders of Preferred Securities who are citizens or residents of the United States or any political subdivision thereof or therein, or estates or trusts the income of which is subject to United States Federal income taxation regardless of its source or other holders who are otherwise subject to United States federal income taxation on a net income basis with respect to Preferred Securities ("U.S. Holders") and does not address the tax consequences to holders of Preferred Securities who are not U.S. Holders. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.


CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

     The Company and Golden Books Publishing have taken the position that the Convertible Debentures are classified for United States Federal income tax purposes as indebtedness of the Company or Golden Books Publishing under current law and, by acceptance of a Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of the Company and Golden Books Publishing will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Debentures are classified as indebtedness of the Company or Golden Books Publishing for United States Federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Preferred Securities, Skadden, Arps, Slate, Meagher & Flom, special United States tax counsel to the Company, Golden Books Publishing and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other





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


documents), and based on certain facts and assumptions contained in such opinion, the Trust is classified for United Stated Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Preferred Securities generally is considered the owner of an undivided interest in the Convertible Debentures, and each holder is required to include in its gross income any original issue discount accrued with respect to its allocable share of those Convertible Debentures.


  POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

     Because the Company and Golden Books Publishing have the option, under the terms of the Convertible Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Convertible Debentures are treated as "original issue discount." Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID. Actual payments and distributions of stated interest (including payments of accrued interest upon conversion of the Convertible Debentures) are, however, separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Convertible Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

     Corporate holders of Preferred Securities are not entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.


MARKET DISCOUNT AND BOND PREMIUM

     To the extent a holder acquires its Preferred Securities at a price that is greater or less than their adjusted issue price (which generally should approximate their original issue price plus accrued but unpaid interest of such holder's share of the Convertible Debentures), the holder may be deemed to have acquired its undivided interest in the Convertible Debentures with bond premium (or acquisition premium) or with market discount, as the case may be. A holder who purchases Preferred Securities at a premium will be permitted to reduce the amount of OID required to be included in income to reflect the acquisition premium. A holder who purchases Preferred Securities at a market discount will also include the amount of such discount in income in accordance with the market discount rules described below.

     A holder that acquires its undivided beneficial interest in the Convertible Debentures at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount on the Preferred Securities upon the retirement of the underlying Convertible Debentures or, to the extent of any gain, upon the disposition of the Preferred Securities. Such market discount would accrue ratably, or, at the election of the holder, under a constant yield method over the remaining term of the Convertible Debentures. A holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Preferred Securities that represent Convertible Debentures acquired with market discount. In lieu of the foregoing, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply.

     A holder may elect, in lieu of applying the market discount or premium rules described above, to account for all income accrued with respect to the Convertible Debentures as if it were OID. A holder that makes this election and that is considered to have acquired its undivided beneficial interest in the Convertible Debentures with market discount will be considered to have made the election described in the immediately preceding paragraph. Such an election would constitute an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such holder.


RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution," Convertible Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Preferred Securities, in which event the Company or Golden Books Publishing, if either elected to eliminate the Trust, would generally be required to cause the redemption of the Convertible Debentures for cash and distribute the redemption proceeds to the holders in liquidation of the Trust.

     Under certain circumstances described herein (see "Description of the Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."



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



SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition (and the accrual of market discount, if any, if an election to accrue market discount income is currently made) and decreased by payments received on the Preferred Securities to the date of disposition. Subject to the market discount rules described above, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale.

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of or converts his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition or conversion in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

PROPOSED TAX LEGISLATION

     On March 19, 1996, as part of President Clinton's fiscal 1997 Budget Proposal, the Treasury Department proposed the Proposed Legislation that, among other things, would treat as equity for United States Federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based on the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they were issued prior to the date of any "appropriate Congressional action." Furthermore, even if the Proposed Legislation were enacted in its current form with effective date provisions making it applicable to the Convertible Debentures, it would not cause the Convertible Debentures to be treated as equity for United States Federal income tax purposes since the maximum term of the Convertible Debentures will not exceed 20 years. There can be no assurances, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Preferred Securities or, in certain limited circumstances, the redemption of such securities by the Company or Golden Books Publishing and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption or Distribution."


CONVERSION OF PREFERRED SECURITIES INTO COMMON STOCK

     A holder will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Preferred Securities into Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Common Stock received upon conversion should generally be equal to the holder's tax basis in the Preferred Securities delivered to the Conversion Agent for conversion less the basis allocated to any fractional share for which cash is received and less the amount of cash a holder receives in payment of accrued interest on the Convertible Debentures. A holder's holding period in the Common Stock received upon conversion of its Preferred Securities should generally begin on the date the holder acquired the Preferred Securities delivered to the Conversion Agent for conversion.


ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Convertible Debentures are convertible) of the holders of the Preferred Securities in the assets or earnings and profits of the Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the required information is provided to the Internal Revenue Service.




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



     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.



                   ERISA CONSIDERATIONS

     Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

     The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

     There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase of Preferred Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Convertible Debentures and any other assets held in the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Company, the Issuer Trustees and other persons, in providing services with respect to the Convertible Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

     The Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities unless such Preferred Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption. Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Preferred Securities should consult with their own counsel.





                        SELLING HOLDERS

     The Preferred Securities were originally issued by the Trust and sold by Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and SBC Warburg Inc., a subsidiary of Swiss Bank Corporation (the "Initial Purchasers"), in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act). The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities. The term Selling Holder includes the holders listed below and the beneficial owners of the Preferred Securities and their transferees, pledgees, donees or other successors.

     The following table sets forth information with respect to the Selling Holders of the Preferred Securities and the respective number of Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus.



   SELLING HOLDERS                            NUMBER OF PREFERRED SHARES
   ---------------                            --------------------------

AIM Capital Management Inc.                                 20,000
American Capital Management, Inc.                           35,000
Aon Corporation                                             10,000
Bank of Tokyo Trust Co.                                     10,000
Bankers Trust Co.                                            5,000
Baupost Group Inc.                                          55,000
Blackheath Capital Ltd.                                      9,000
BNP                                                         20,000
Calamos Asset Management, Inc.                              30,000
Camden Asset Management                                     20,000
Capital International Inc.                                 100,000
Carlson Capital Management                                   5,000
CBI/UBP                                                     17,000
Cincinnati Financial                                        50,000
Cooper Neff Advisors                                        35,000

Credit Suisse Geneva                                         4,000
Dean Witter Reynolds Inc.                                   40,000
Delaware Investment Advisers                                 5,000
Deprince Race & Zollo                                        5,000
Desai Capital Management Inc.                               35,000
Eagle Asset Management                                       5,000
Eagle Capital Management                                     1,000
EBF Associates L.P.                                          5,000
Fiduciary Management Associate                              20,000
Florida (State of) Board of Admin.                          20,000
Gabelli & Company                                           30,000
GEM Capital Management Inc.                                 30,000
General Motors Investment Management                        70,000
Hansa Ag                                                    16,000
Harvard University                                          20,000
Highbridge                                                  50,000
Husic Capital Management                                    15,000
IDS Advisory Group Inc.                                    100,000
Janus Capital Corporation                                   40,000
John A. Levin & Co.                                         40,000
John Glaser                                                  5,000
Lazard Freres & Cie                                          6,000
Liberty Investment Management                              100,000
Lipco Partners L.P.                                         10,000
Loews Corp.                                                 20,000
MacKay-Shields Financial Corporation                        50,000
Massachusetts Financial Services Inc.                       25,000
McVeigh                                                     45,000
Moore Capital Management                                    10,000
New York Life Insurance Co.                                 50,000
Nicholas-Applegate Capital Mgmt.                            30,000
Northwestern Mutual Life Insurance Co.                      90,000
Oaktree                                                     36,200
Oaktree Capital Management                                  53,800
Offshore                                                     2,000
Pacific Mutual Life Insurance Co.                           40,000
Palisade                                                    35,000
Palladin Group, L.P.                                        20,000
Paloma Partners Management Co.                              10,000
Pecks Management                                            90,000
Pell Rudman & Co.                                            5,000
Prudential Insurance                                        60,000
Q Investments L.P.                                          20,000
Royal Plaza                                                  1,000
Sandler Capital Management                                  50,000

Saville Inn                                                  4,000
Scudder Stevens & Clark Inc.                                40,000
South Cape Ltd.                                             18,000
SSI                                                          5,000
Starke                                                      50,000
Strong Capital Management Inc.                              20,000
Sun Bank Florida                                            25,000
T. Rowe Price Assoc. Inc.                                  100,000
Taft Securities                                             25,000
TCW Group Inc.                                             125,000
Templeton                                                    5,000
Travelers Investment Management                             30,000
Vereins und Westbank Ag Hamburg                              2,000
Zazove                                                      15,000


     None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Preferred Securities, no estimate can be given as to the amount of the Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Preferred Securities since the date on which they provided the information regarding their Preferred Securities included herein in transactions exempt from the registration requirements of the Securities Act.



                   PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions

(which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market,
(iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.



                          LEGAL MATTERS

     The validity of the Preferred Securities, the Convertible Debentures and the Guarantee and certain United States Federal income taxation matters will be passed upon for the Company, Golden Books Publishing and the Trust by Skadden, Arps, Slate, Meagher & Flom, special Delaware counsel and special United States tax counsel to the Company, Golden Books Publishing and the Trust. The validity of the Common Stock issuable upon conversion of the Convertible Debentures will be passed upon for the Company by Schulte Roth & Zabel LLP, special counsel to the Company.

                                   EXPERTS

     The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended February 3, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express an unqualified opinion and include an explanatory paragraph concerning the adoption of Statement of Financial Accounting Standards No. 106), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended May 4, 1996 and April 29, 1995, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 4, 1996 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

     With respect to the unaudited condensed consolidated interim financial information for the three-month period ended May 4, 1996, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company (formerly Western Publishing Group, Inc.) Quarterly Report on Form 10-Q for the quarter ended May 4, 1996, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. Ernst & Young LLP are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited condensed consolidated interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements of BVE, L.P. as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and for the period from inception (August 1, 1994) through December 31, 1994, and the financial statements of Palladium Limited Partnership for the seven months in the period ended July 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon and incorporated herein by reference in the Registration Statement. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH
THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY                                       2,300,000 Preferred
GOLDEN BOOKS FINANCING TRUST, GOLDEN BOOKS                                                Securities
FAMILY ENTERTAINMENT, INC., GOLDEN BOOKS
PUBLISHING COMPANY, INC. OR ANY OF THEIR AGENTS.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO                                          Golden Books
SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF                                      Financing Trust
THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION
WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL                                    8-3/4% Convertible Trust
TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE                                      Originated Preferred
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE                                 Securities SM ("Convertible TOPrS SM"),
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,                                          guaranteed to the extent
CREATE AN IMPLICATION THAT THERE HAS NOT BEEN                                          set forth herein,
ANY CHANGE IN THE FACTS SET FORTH IN THIS                                            and convertible into
PROSPECTUS OR IN THE AFFAIRS OF GOLDEN BOOKS                                           Common Stock of,
FINANCING TRUST, GOLDEN BOOKS FAMILY
ENTERTAINMENT, INC. OR GOLDEN BOOKS PUBLISHING
COMPANY, INC. SINCE THE DATE HEREOF.
                                                                                      GOLDEN BOOKS FAMILY
                    TABLE OF CONTENTS                                                 ENTERTAINMENT, INC.
                    -----------------

Available Information....................................     5
Incorporation of Certain Documents by Reference..........     6                             PROSPECTUS
Special Note Regarding Forward-Looking Statements .......     7
Risk Factors.............................................     8
The Compan...............................................    20
Golden Books Financing Trust.............................    21
Accounting Treatment.....................................    22
Use of Proceeds..........................................    22
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends..........................    23
Description of the Preferred Securities..................    24
Description of the Guarantee.............................    46
Description of the Convertible Debentures................    49
Effect of Obligations Under the Convertible
  Debentures and the Guarantee...........................    59
Description of Capital Stock.............................    61
Taxation.................................................    65
ERISA Considerations.....................................    70
Selling Holders..........................................    71
Plan of Distribution.....................................    73
Legal Matters............................................    74
Experts..................................................    74

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The estimated expenses in connection with the distribution of the securities being registered hereunder, other than underwriting discounts and commissions, are:


 Securities and Exchange Commission
   registration filing fee..............................  $  39,730.00
 Blue Sky qualification fees and
   expenses, including legal fee........................
 Printing and engraving expenses........................
 Transfer agent and trustee fees and expenses...........
 Accounting fees and expenses...........................
 Legal fees and expenses................................
 Miscellaneous .........................................
 Total..................................................  $  39,730.00


ITEM 15.        INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY.


     The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify and advance litigation expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time (the "GCL"), to each person who is or was an officer or director of the Company and is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such officer or director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 145 of the GCL provides as follows:


     "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.


     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.


     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.


     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.


     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."


     The Company maintains directors' and officers' liability insurance.


     Section 10.2 of the Amended and Restated Declaration of the Trust (the "Declaration") provides as follows:


     "(a) No Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agent of any Trustee, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates or any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.


     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid."


     Section 10.4 of the Declaration provides as follows:


     "(a) (i) The Company and Golden Books Publishing shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorney's fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


          (ii) The Debenture Issuers shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.


          (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.


          (iv) Any indemnification under paragraphs (i) and (ii) of this
     Section 10.4 (a) (unless ordered by a court) shall be made by the Debenture Issuers only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

          (v) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4 (a) shall be paid by the Debenture Issuers in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuers as authorized in this Section 10.4 (a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuers if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the Time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.


          (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4 (a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuers or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4 (a) shall be deemed to be provided by a contract between the Debenture Issuers and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4 (a) is in effect. Any repeal or modification of this Section 10.4 (a) shall not adversely affect any rights or obligations then existing.


          (vii) The Debenture Issuers or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuers would have the power to indemnify him against such liability under the provisions of this Section 10.4 (a).

          (viii) For purpose of this Section 10.4 (a), references to the "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4 (a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.


          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4 (a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.


     (b) The Debenture Issuers agree to indemnify the (i) Property Trustee,
(ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through
(iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on it part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4 (b) shall survive the satisfaction and discharge of this Declaration."





ITEM 16.        EXHIBITS.



EXHIBIT NUMBER      DESCRIPTION
--------------      -----------
4.1                 Certificate of Trust of Golden Books Financing Trust.

4.2 Amended and Restated Declaration of Trust of Golden Books Financing Trust, dated as of August 20, 1996, among Golden Books Family Entertainment, Inc., as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and Willa M. Perlman and Philip E. Rowley, as

                    Trustees (Incorporated by reference to Exhibit 10.1 of the Form 10-Q of Golden Books Family Entertainment, Inc. for the quarterly period ended August 3, 1996).

4.3 Indenture for the 8-3/4% Convertible Debentures, dated as of August 20, 1996, among Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc. and The Bank of New York, as Indenture Trustee (Incorporated by reference to Exhibit 10.2 of the Form 10-Q of Golden Books Family Entertainment, Inc. For the quarterly period ended August 3, 1996).

4.4 Form of 8-3/4% Preferred Securities (Included in Exhibit A-1 to Exhibit 4.2 above).

4.5 Form of 8-3/4% Convertible Debentures (Included in Exhibit A to Exhibit 4.3 above).

4.6 Preferred Securities Guarantee Agreement, dated as of August 20, 1996, between Golden Books Family Entertainment, Inc., As Guarantor, and The Bank of New York, as Guarantee Trustee (Incorporated by Reference to
                    Exhibit 10.3 of the Form 10-Q of Golden Books Family Entertainment, Inc. For the quarterly period ended August 3, 1996).

*5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc. and Golden Books Financing Trust, as to the legality of the Preferred Securities, Convertible Debentures and Guarantee being registered hereby.

*5.2 Opinion of Schulte Roth & Zabel LLP, special counsel to Golden Books Family Entertainment, Inc., as to the legality of the Common Stock of Golden Books Family Entertainment, Inc. being registered hereby.

*8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom, special United States tax counsel to Golden Books Family Entertainment, Inc. and Golden Books Financing Trust, as to certain tax matters.

10.1 Registration Rights Agreement, dated August 20, 1996, between Golden Books Financing Trust and Merrill Lynch & Co., as Representative of the Initial Purchasers (Incorporated by reference to Exhibit 10.4 of the Form 10-Q of Golden Books Family

                    Entertainment, Inc. for the quarterly period ended August 3, 1996).

12.1 Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends of Golden Books Family Entertainment, Inc.

15.1 Letter from Deloitte & Touche LLP re: Unaudited Interim Financial Information.

15.2                Letter from Ernst & Young LLP re: Unaudited Interim
                    Financial Information.

*23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (Included in Exhibits 5.1 and 8.1).

*23.2               Consent of Schulte Roth & Zabel LLP (Included in Exhibit
                    5.2).

23.3                Consent of Deloitte & Touche LLP.

23.4                Consent of Ernst & Young LLP.

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Indenture Trustee under the 8-3/4% Convertible Debenture Indenture.

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust.

25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Guarantee.

*  To be filed by amendment.

ITEM 17.      UNDERTAKINGS.


     (a) The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1033 and will be governed by the final adjudication of such issue.


     (d) The undersigned registrant hereby undertakes that:


     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                    SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 16, 1996.


                                    GOLDEN BOOK FINANCING TRUST

                                By: /s/ Philip E. Rowley
                                    -------------------------
                                    Name:  Philip E. Rowley
                                    Title: Regular Trustee

                                By: /s/ Willa M. Perlman
                                    -------------------------
                                    Name:  Willa M. Perlman
                                    Title: Regular Trustee

                                                    SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on October 16, 1996.

                                 GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                                 By:/s/ Richard E. Snyder
                                    --------------------
                                    Name:  Richard E. Snyder
                                    Title: Chairman of the Board of Directors
                                           and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                             Title                         Date
               ---------
/s/ Richard E. Snyder                                  Chairman of the Board and             October 16, 1996
----------------------------------------                Chief Executive Officer
Richard E. Snyder

/s/ Philip E. Rowley                                   Executive Vice President and          October 16, 1996
----------------------------------------               Chief Financial Officer  (principal
Philip E. Rowley                                       financial and accounting officer)


/s/ Eric Ellenbogen                                    Executive Vice President and          October 16, 1996
----------------------------------------               Director
Eric Ellenbogen

/s/ Shahara Ahmad-Llewellyn                            Director                              October 16, 1996
----------------------------------------
Shahara Ahmad-Llewellyn

                                                       Director
----------------------------------------
Barry Diller

/s/ James A. Eskridge                                  Director                              October 16, 1996
----------------------------------------
James A. Eskridge

/s/ Linda L. Janklow                                   Director                              October 16, 1996
----------------------------------------
Linda L. Janklow

/s/ Lorne Michaels                                     Director                              October 16, 1996
----------------------------------------
Lorne Michaels

/s/ Marshall Rose                                      Director                              October 16, 1996
----------------------------------------
Marshall Rose

/s/ David A. Tanner                                    Director                              October 16, 1996
----------------------------------------
David A. Tanner

/s/ H. Brian Thompson                                  Director                              October 16, 1996
----------------------------------------
H. Brian Thompson



                                    II-13







/s/ John L. Vogelstein                                 Director                              October 16, 1996
----------------------------------------
John L. Vogelstein




                                                      II-14

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on October 16, 1996.

                            GOLDEN BOOKS PUBLISING COMPANY, INC.

                            By:/s/ Richard E. Snyder
                               ------------------------
                               Name:  Richard E. Snyder
                               Title: Chairman of the Board of Directors,
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                             Title                         Date
               ---------
/s/ Richard E. Snyder                                  Chairman of the Board,                October 16, 1996
----------------------------------------               President and Chief
Richard E. Snyder                                      Executive Officer


/s/ Philip E. Rowley                                   Director and Chief                    October 16, 1996
----------------------------------------               Operating Officer
Philip E. Rowley                                       (principal financial and accounting
                                                       officer)


/s/ Eric Ellenbogen                                    Director                              October 16, 1996
----------------------------------------
Eric Ellenbogen


                                 EXHIBIT INDEX





EXHIBIT NUMBER                               DESCRIPTION
--------------                               -----------

     4.1            Certificate of Trust of Golden Books Financing Trust.

     4.2 Amended and Restated Declaration of Trust of Golden Books Financing Trust, dated as of August 20, 1996, among Golden Books Family Entertainment, Inc., as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and Willa M. Perlman and Philip E. Rowley, as Trustees (Incorporated by reference to
                    Exhibit 10.1 of the Form 10-Q of Golden Books Family Entertainment, Inc. for the quarterly period ended August 3,
                    1996).

     4.3 Indenture for the 8-3/4% Convertible Debentures, dated as of August 20, 1996, among Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc. and The Bank of New York, as Indenture Trustee (Incorporated by reference to Exhibit 10.2 of the Form 10-Q of Golden Books Family Entertainment, Inc. For the quarterly period ended August 3, 1996).

     4.4 Form of 8-3/4% Preferred Securities (Included in Exhibit A-1 to Exhibit 4.2 above).

     4.5 Form of 8-3/4% Convertible Debentures (Included in Exhibit A to Exhibit 4.3 above).

     4.6 Preferred Securities Guarantee Agreement, dated as of August 20, 1996, between Golden Books Family Entertainment, Inc., As Guarantor, and The Bank of New York, as Guarantee Trustee (Incorporated by Reference to
                    Exhibit 10.3 of the Form 10-Q of Golden Books Family Entertainment, Inc. For the quarterly period ended August 3, 1996).

    *5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc. and Golden Books Financing Trust, as to the legality of the Preferred Securities, Convertible

                    Debentures and Guarantee being registered hereby.

    *5.2 Opinion of Schulte Roth & Zabel LLP, special counsel to Golden Books Family Entertainment, Inc., as to the legality of the Common Stock of Golden Books Family Entertainment, Inc. being registered hereby.

    *8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom, special United States tax counsel to Golden Books Family Entertainment, Inc. and Golden Books Financing Trust, as to certain tax matters.

    10.1 Registration Rights Agreement, dated August 20, 1996, between Golden Books Financing Trust and Merrill Lynch & Co., as Representative of the Initial Purchasers (Incorporated by reference to Exhibit 10.4 of the Form 10-Q of Golden Books Family Entertainment, Inc. for the quarterly period ended August 3, 1996).

    12.1 Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends of Golden Books Family Entertainment, Inc.

    15.1 Letter from Deloitte & Touche LLP re: Unaudited Interim Financial Information.

    15.2 Letter from Ernst & Young LLP re: Unaudited Interim Financial Information.

   *23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (Included in Exhibits 5.1 and 8.1).

   *23.2            Consent of Schulte Roth & Zabel LLP (Included in Exhibit
                    5.2).

    23.3            Consent of Deloitte & Touche LLP.

    23.4            Consent of Ernst & Young LLP.

    25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Indenture Trustee under the 8-3/4% Convertible Debenture Indenture.

    25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust.

    25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Guarantee.

*  TO BE FILED BY AMENDMENT.